EXHIBIT 9(b)

                               CONSENT OF COUNSEL

                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                            TELEPHONE (617) 570-1000
                           TELECOPIER (617) 523-1231


                                                    July 28, 2000



USAA State Tax-Free Trust
USAA Building
9800 Fredericksburg Road
San Antonio, Texas  78288

Ladies and Gentlemen:

         We hereby consent to the reference in Post-Effective Amendment No. 9 (the "Amendment") to the Registration Statement (No. 33-65572) on Form N-1A of USAA State Tax-Free Trust (the "Registrant"), a Delaware business trust, to our opinion with respect to the legality of the shares of the Registrant representing interests in the Florid Tax-Free Income Fund and Florida Tax-Free Money Market Fund series of the Registrant, which opinion was filed with Post-Effective Amendment No. 4 to the Registration Statement.

         We also hereby consent to the reference to this firm in the statement of additional information under the heading "General Information--Counsel" which forms a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                                        Very truly yours,

                                        /s/GOODWIN, PROCTER & HOAR  LLP

                                        GOODWIN, PROCTER & HOAR  LLP

DOCSC\903346.1